Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 12, 2003 relating to the financial statements and financial statement schedule, which appear in Puget Energy, Inc.’s and Puget Sound Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

January 8, 2004